Amended Section 7.1 of the Bylaws of Cagle's, Inc.:

7.1  The Board of Directors may authorize the issuance of some or all of the shares of any or all of the corporation’s classes or series without issuing certificates to represent such shares.

When shares are represented by certificates, the interest of each shareholder shall be evidenced by a certificate or certificates representing shares of stock of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered and shall be entered in the books of the corporation as they are issued.  Each certificate shall exhibit the holder's name, the number of shares and class of shares and series, if any, represented thereby, a statement that the corporation is organized under the laws of the State of Georgia, and the par value of each share or a statement that the shares are without par value.  Each certificate shall be signed by the Chief Executive Officer, the President or a Vice-President and the Secretary or an Assistant Secretary and shall be sealed with the seal of the corporation; provided, however, that where such certificate is signed by a transfer agent, or by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such officer and such seal, may be a facsimile.  In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any  such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers.

When shares are not represented by certificates, within a reasonable time after the issue or transfer of such shares, the corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required to be on the certificates, as specified above.